SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

Abtech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52762	14-1994102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4110 N. Scottsdale Road, Suite 235 Scottsdale, Arizona 85251
(Address of principal executive offices)

480-874-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously reported on Form 8-K dated December 13, 2018, on December 10, 2018, direct holders of approximately 97% of the outstanding shares of common stock (the “Contributing Stockholders”) of Abtech Holdings, Inc., a Nevada corporation (the “Company” or “Abtech”), filed a Schedule 13E-3 with the Securities and Exchange Commission (“SEC”) to disclose their intent to take the Company private pursuant to a short form merger (“Merger”) under Section 92A.180 of the Nevada Revised Statutes (“NRS 92A.180”). The terms of the Merger are described in more detail in the transaction statement filed as part of the Schedule 13E-3, Amendment No. 1, filed by the Contributing Stockholders on February 11, 2019 (the “Transaction Statement”).

The Contributing Stockholders contributed all of the shares of Abtech common stock held by them to Newco. Following the contribution, Abtech was merged with and into Newco, with Newco continuing as the surviving corporation (the “Surviving Corporation”). On March 13, 2019, the Company filed Articles of Merger (the “Articles of Merger”) between the Company and Abtech Acquisition Corp., a newly formed Nevada corporation formed by the Contributing Stockholders for the purpose of effecting the Merger (“Newco”) with the Secretary of State of the State of Nevada and the Merger will become effective as of 12:01 a.m. on March 20, 2019 (the “Effective Time”).

At the Effective Time, by virtue of the Merger, each outstanding share of common stock of the Company other than those shares beneficially owned by the Contributing Stockholders and any shares owned by stockholders who properly exercise their statutory right to dissent under Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statutes (“NRS”) will be converted into the right to receive $1.10 per share in cash, without interest. The statutory right of each stockholder to dissent from the Merger under Chapter 92A of the NRS, and the process by which a stockholder may exercise this statutory right, is described in detail in the Transaction Statement. Immediately prior to the Merger, Abtech had outstanding stock options granted pursuant to Abtech’s 2018 Stock Incentive Plan. In connection with the Merger, the Surviving Company shall assume the rights and responsibilities of the 2018 Stock Incentive Plan. Certain Contributing Stockholders held warrants to purchase common shares of Abtech, and such warrants will be cancelled in full immediately prior to the Effective Time.

The foregoing description of the Transaction Statement and the Articles of Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Statement, which is incorporated herein by reference, and the Articles of Merger, which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the section above entitled “Introductory Note” is incorporated herein by reference.

At the Effective Time, each share of Abtech common stock (other than shares held by Newco, shares held in treasury, and shares with respect to which dissenter’s rights have been properly exercised) is cancelled and automatically converted into the right to receive $1.10 in cash, without interest, and Newco will pay applicable shareholders for their shares of Abtech common stock as soon as practicable following the Effective Time.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Surviving Corporation will file a Form 15 with the SEC to request the deregistration of Abtech’s common stock under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the suspension of Abtech’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in the section above entitled “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification of Rights of Security Holders.

The information set forth in the section above entitled “Introductory Note” and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the section above entitled “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, the Company’s directors and officers shall cease serving in such capacities.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Company’s corporate existence will cease and the Articles of Incorporation and Bylaws of Abtech will cease to be in effect by operation of law and the organizational documents of the Surviving Corporation (as successor to Abtech by operation of law) will remain the Articles of Incorporation and Bylaws of the Surviving Corporation, consistent with the terms of the Transaction Statement.

Item 8.01.	Other Events.

After the Effective Time, as a result of the Merger and taking the Company private, the Surviving Corporation shall notify the Financial Industry Regulatory Authority (“FINRA”) to remove the Company’s symbol “ABHD” from being quoted on the OTC Pink Marketplace and Abtech stock will no longer be quoted on the OTC Pink Marketplace.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Articles of Merger, dated March 13, 2019, between the Company and Abtech Acquisition Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019

ABTECH HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Glenn R. Rink
Glenn R. Rink
President and Chief Executive Officer